As filed with the Securities and Exchange Commission on July 1, 2009

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C.  20549

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FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Delaware (State or other jurisdiction of incorporation or organization)	ANADIGICS, Inc. (Exact name of registrant as specified in its charter)	22-2582106 (I.R.S. Employer Identification Number)
_____________________________

141 Mt. Bethel Road

Warren, New Jersey  07059

(908) 668-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________

Thomas C. Shields

Executive Vice President and Chief Financial Officer

ANADIGICS, Inc.

141 Mt. Bethel Road

Warren, New Jersey  07059

(908) 668-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

Copies to:

Stephen A. Greene, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000
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Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer  X                                         Accelerated filer
Non-accelerated filer                                                Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $.01 per share (including the associated preferred stock purchase rights)
Total	$60,000,000	100%	$60,000,000	$3,348

(1)
An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $60,000,000.  The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(2)
The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).  The registrant has previously filed Registration Statements on Form S-3 (File Nos. 333-139124 and 333-141161) (the “Prior Registration Statements”), which registered an aggregate of $105,656,250 of securities of the registrant, $13,781,250 of which remain unsold.  The registrant paid an aggregate filing fee of $10,874 in connection with the Prior Registration Statements.  Pursuant to Rule 457(p), this Registration Statement carries forward the filing fee of $1,418 relating to the $13,781,250 of unsold securities registered on the Prior Registration Statements.  Therefore, a filing fee of $1,930 is being paid herewith.  No additional consideration is being received for the associated preferred stock purchase rights.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated July 1, 2009

PROSPECTUS

$60,000,000

ANADIGICS, Inc.

Common Stock

We may offer shares of our common stock, par value $.01 per share, from time to time.

The securities:

●        will have a maximum aggregate offering price of $60,000,000; and

●        will be offered at prices and on terms to be set forth in one or more accompanying prospectus supplements.

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ANADIGICS, Inc.’s common stock is listed on the NASDAQ National Market under the symbol “ANAD.”

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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The securities may be sold from time to time directly, through agents or through underwriters and/or dealers.  If any agent of the issuer or any underwriter is involved in the sale of the securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.

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This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

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The date of this prospectus is        , 2009

You should rely only on the information contained in or incorporated by reference in this prospectus and the accompanying prospectus supplement.  No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, dealer or agent.  Neither this prospectus nor the accompanying prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.  You should not assume that the information provided by this prospectus or the accompanying prospectus supplement is accurate as of any date other than the respective dates on the front of those documents.

In this prospectus and in the accompanying prospectus supplement, unless the context requires otherwise, references to “ANADIGICS,” “Company,” “we,” “us” and “our” mean ANADIGICS, Inc. and its subsidiaries.

TABLE OF CONTENTS

About This Prospectus
Where You Can Find More Information
Incorporation of Certain Documents by Reference
Forward-Looking Statements
ANADIGICS, Inc.
Risk Factors
Use of Proceeds
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, the “SEC,” utilizing a “shelf” registration process.  Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to an aggregate offering price of $60,000,000.  This prospectus provides you with a general description of the securities we may offer.  This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC.  For additional information regarding ANADIGICS and the offered securities, please refer to the registration statement.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

    We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  These reports, proxy statements and the other information we file with the SEC contain additional information about us.  Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.  You may also read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  You can also inspect these materials at the offices of the Nasdaq Stock Market, at 1735 K Street, N.W., Washington, D.C.  20006.

    We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that may be offered hereby.  This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For more information about us and the securities covered by this prospectus, you should see the registration statement and its exhibits and schedules.  Any statement made in this prospectus concerning the provisions of documents may be incomplete, and you should refer to the copy of such documents filed as an exhibit to the registration statement with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede the information included and the information incorporated by reference in this prospectus.

    We incorporate by reference the following documents and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering:

•	Our Quarterly Report on Form 10-Q for the quarter ended April 4, 2009;

•	Our Current Report on Form 8-K filed January 30, 2009;

•	Our Current Report on Form 8-K January 15, 2009;

•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•
Our description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 8, 1995, including any amendments or report filed for the purpose of updating this description; and

•	Our description of ANADIGICS’ preferred share purchase rights contained in our registration statement on Form 8-A12G filed with the SEC on October 2, 2008.

    On request, we will provide without charge a copy of any or all of the above documents incorporated by reference (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates).  You may request a copy of these documents by contacting us at: Thomas C. Shields, Chief Financial Officer, ANADIGICS, Inc., 141 Mt. Bethel Road, Warren, New Jersey 07059, telephone:  (908) 668-5000.

FORWARD-LOOKING STATEMENTS

    This prospectus contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.  These statements reflect our views as of the date of this prospectus with respect to future events and are based on assumptions and subject to risks and uncertainties.  Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.  We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.”  Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

    You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.  We qualify all of our forward-looking statements by these cautionary statements.

    We will not update these forward-looking statements, whether as a result of new information, future events or otherwise.  You should, however, review additional disclosures we make in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K filed with the SEC.

ANADIGICS, INC.

    We are a leading provider of semiconductor solutions in the growing broadband wireless and wireline communications markets.  Our products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers and other components, which can be sold individually or packaged as integrated radio frequency (RF) and front end modules.  We believe that we are well-positioned to capitalize on the high growth voice, data and video segments of the broadband wireless and wireline communications markets.  We offer third generation products that use the Wideband Code-Division Multiple Access (W-CDMA) and Enhanced Data Rates for Global System for Mobile Communication Evolution (EDGE) standards and combinations of W-CDMA and EDGE platforms, beyond third generation products that use the High Speed Packet Access (inclusive of downlink and uplink) and Evolution Data Optimized standards, fourth generation products for Worldwide Interoperability for Microwave Access, Wireless Fidelity products that use the 802.11 a/b/g and 802.11 n (Multiple Input Multiple Output) standards, cable television (CATV) cable modem and set-top box products, CATV infrastructure products and Fiber-To-The-Premises products.

    Our business strategy focuses on developing RF front end solutions and partnering with industry-leading wireless and wireline chipset providers to incorporate our solutions into their reference designs.  Our integrated solutions enable our customers to improve RF performance, power efficiency, reliability, time-to-market and the integration of chip components into single packages, while reducing the size, weight and cost of their products.

    We were incorporated in Delaware. Our principal executive offices are located at 141 Mt. Bethel Road, Warren, New Jersey 07059.  Our telephone number is (908) 668-5000.

RISK FACTORS

    Investing in our securities involves risk.  The prospectus supplement applicable to the securities we offer will contain a discussion of risks applicable to an investment in ANADIGICS and to our common stock that we are offering under that prospectus supplement.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

USE OF PROCEEDS

    Unless we set forth other uses of proceeds in the prospectus supplement, we will use the net proceeds of the sale of the securities described in this prospectus and any prospectus supplement for general corporate purposes.  These may include, among other uses, the reduction of outstanding indebtedness, working capital purposes, capital expenditures or acquisitions.

DESCRIPTION OF CAPITAL STOCK

    ANADIGICS has 150,000,000 authorized shares of capital stock, consisting of 144,000,000 shares of common stock, par value $.01 per share, 1,000,000 shares of non-voting common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share.  As of April 4, 2009, we had 63,165,779 shares of common stock outstanding and no shares of preferred stock or non-voting common stock outstanding.

    The following is a summary of certain provisions of Delaware law and our certificate of incorporation and by-laws.  This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and by-laws.

Description of Common Stock and Non-Voting Common Stock

    The rights of holders of common stock and non-voting common stock are identical except for voting and certain conversion privileges.  Subject to the prior rights of the holders of any preferred stock, the holders of outstanding shares of common stock and non-voting common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine.  The shares of common stock and non-voting common stock are not redeemable, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.  Upon liquidation, dissolution or winding up of ANADIGICS, the holders of common stock and non-voting common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.  Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.  Holders of non-voting common stock are not entitled to vote, except as required by law or in the case of certain amendments to or modifications of our certificate of incorporation.  There is no cumulative voting.  Subject to restrictions in our certificate of incorporation, certain holders of common stock may convert, at any time, any or all of the shares of common stock held by such holders into non-voting common stock on a one-for-one basis.  Subject to restrictions in our certificate of incorporation and to certain regulatory limitations which may be imposed upon a holder thereof, the non-voting common stock is convertible on a one-for-one basis into common stock at any time at the option of the holder thereof.

Description of Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder vote or action, to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series.  As of April 4, 2009, our board of directors had authorized for issuance 30,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share, in connection with our Rights Plan (as described below) and no preferred shares were outstanding.

Issuances of preferred shares are subject to the applicable rules of the NASDAQ National Market or other regulatory organizations on whose systems our stock may then be quoted or listed.  The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control to others.

Our board of directors, in approving the issuance of a series of our preferred stock, has the authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

•	the number of shares constituting that series and the distinctive designation of that series;

•
the dividend rate of that series, the conditions of and the time of payment thereof, whether dividends shall be cumulative, and, if so, the date or dates from which any cumulative dividends shall commence to accrue, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other class or series;

•	the voting rights of that series, if any, and the terms of such voting rights;

•
whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of any such redemption, including the date or dates upon or after which such shares shall be redeemable and the amount payable per share in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and conditions and amount of such sinking fund;

•
the rights of shares of that series in the event of a merger, acquisition, voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of ANADIGICS, and the relative rights of priority, if any, of payment of shares of that series over shares of any other class or series;

•
whether the issuance of any additional shares of that series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

•
whether the shares of that series shall be convertible into or exchangeable for shares of any other class or series, or any other security of ANADIGICS or any other corporation, and, if so, the specification of such other class, series or type of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which the shares of the series shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; and

•
any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of that series as the board of directors may deem advisable and as shall not be inconsistent with the provisions of our certificate of incorporation and as permitted under the laws of the State of Delaware.

Description of Rights Plan

On December 17, 1998, our board of directors declared a dividend distribution of one right for each of our outstanding shares of common stock.

The distribution was payable to holders of record on December 31, 1998, the record date.  The right also attached to each share of common stock issued after the record date but before the distribution date or expiration date.  Each right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock, at a price of $75.00 per one one-thousandth of a share, referred to as the purchase price, subject to adjustment.  The description and terms of the rights are set forth in a rights agreement, as amended, between us and Mellon Investor Services LLC (formerly known as Chase Mellon Shareholder Services, L.L.C.), as rights agent.

Distribution Date; Transfer of Rights

Until the earlier to occur of:

•
ten calendar days following the shares acquisition date, the date of public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of common stock or other voting securities that have 18% or more of the voting power of the outstanding shares of our voting stock; or

•
ten calendar days, or such later date as may be determined by action of the board of directors prior to the shares acquisition date, following the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in a person or group acquiring, or obtaining the right to acquire, beneficial ownership of voting stock having 18% or more of the voting power of the outstanding shares of voting stock, the rights will be evidenced, with respect to any of our common stock certificates outstanding as of the record date or issued after the record date but before the expiration date, by such common stock certificates.  We refer to the earlier of these two dates as the distribution date and we refer to any person or group that reaches such 18% threshold as an acquiring person.  The rights agreement provides that, until the distribution date, the rights will be transferred with and only with our common stock.  Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after the record date will contain a notation incorporating the rights agreement by reference and the surrender for transfer of any of our common stock certificates outstanding as of the record date or issued after the record date but before the expiration date will also constitute the transfer of the rights associated with the common stock represented by such certificate.  As soon as practicable following the distribution date, separate certificates evidencing the rights, each referred to as right certificates, will be mailed to holders of record of our common stock as of the close of business on the distribution date and such separate certificates alone will evidence the rights.

The rights are not exercisable until the distribution date.  The rights will expire at the close of business on December 17, 2018, unless earlier redeemed or exchanged by us as described below.  We refer to such earliest date as the expiration date.

Exercise of Rights for Our Common Stock

In the event that a person becomes an acquiring person, each holder of a right will thereafter have the right to receive, upon exercise, common stock or, in certain circumstances, cash, property or other of our securities having a value equal to two times the purchase price of the right.  In contrast, all rights that are or, under certain circumstances specified in the rights agreement, were beneficially owned by any acquiring person will be null and void.

Exercise of Rights for Shares of the Acquiring Company

In the event that, at any time following the shares acquisition date:

•	we are acquired in a merger or other business combination transaction, or

•	50% or more of our assets or earning power is sold or transferred,

each holder of a right, except rights which previously have been voided as set forth above, shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.

Adjustments to Purchase Price

The purchase price payable, and the number of shares of this preferred stock (or common stock or other securities, as the case may be) issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of this preferred stock;

•
upon the grant to holders of this preferred stock of certain rights or warrants to subscribe for shares of this preferred stock or convertible securities at less than the current market price of this preferred stock; or

•
upon the distribution to holders of this preferred stock of evidence of indebtedness or assets, excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in this preferred stock, or of subscription rights or warrants, other than those referred to above.

With certain exceptions, no adjustment in the purchase price will be required after the earlier of three years from the date of the event giving rise to such adjustment or the expiration date.  In addition, no adjustment is required unless cumulative adjustments require an adjustment of at least 1% in such purchase price.  No fractional shares will be issued, and, instead of a fractional share issuance, an adjustment in cash will be made based on the market price of this preferred stock on the last trading date prior to the date of exercise.

Exchange and Redemption of Rights

At any time after the occurrence of the event set forth under “—Exercise of Rights for Our Common Stock” above, the board of directors may exchange the rights, other than the voided rights held by the acquiring person, in whole or in part, at an exchange ratio of one share of our common stock, or a fraction of a share of this preferred stock having the same market value, per right, subject to adjustment.

At any time prior to 5:00 P.M. New York City time on the tenth calendar day following the shares acquisition date, we may redeem the rights in whole, but not in part, at a price of $.001 per right, such price being referred to as the redemption price.  Promptly upon the action of our board of directors electing to redeem the rights, we shall make a public announcement, and upon such action, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.  Until a right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of ANADIGICS, including, without limitation, the right to vote or to receive dividends.

Terms of This Preferred Stock

This preferred stock will rank junior to all other series of our preferred stock with respect to payment of dividends and as to distributions of assets in liquidation.  Each share of this preferred stock will have a quarterly dividend rate per share equal to the greater of $1.00 or 1,000 times the per share amount of any dividend, other than a dividend payable in shares of common stock or a subdivision of the common stock, declared from time to time on the common stock, subject to certain adjustments.  This preferred stock will not be redeemable.  In the event of liquidation, the holders of this preferred stock will be entitled to receive a preferred liquidation payment per share of $1.00, plus accrued and unpaid dividends, or, if greater, an amount equal to 1,000 times the payment to be made per share of common stock, subject to certain adjustments.  Generally, each share of this preferred stock will vote together with the common stock and any other series of cumulative preferred stock entitled to vote in such manner and will be entitled to 1,000 votes, subject to certain adjustments.  In the event of any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of this preferred stock will be entitled to receive 1,000 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of common stock is changed or exchanged, subject to certain adjustments.  The foregoing dividend, voting and liquidation rights of this preferred stock are protected against dilution in the event that additional shares of common stock are issued pursuant to a stock split or stock dividend or distribution.  Because of the nature of this preferred stock’s dividend, voting, liquidation and other rights, the value of the one one-thousandth of a share of this preferred stock purchasable with each right is intended to approximate the value of one share of common stock.

Amendments to Terms of the Rights

Any of the provisions of the rights agreement may be amended by our board of directors prior to the earlier of the distribution date or shares acquisition date.  After the earlier of the distribution date or shares acquisition date, the provisions of the rights agreement may be amended by our board of directors in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of rights, excluding the interests of any acquiring person; provided, however, that no supplement or amendment may be made after the earlier of the distribution date or shares acquisition date that changes those provisions relating to the principal economic terms of the rights.

Antitakeover Effects of Provisions of the Charter, By-laws and Certain Other Agreements

Stockholders’ rights and related matters are governed by Delaware law and our certificate of incorporation and by-laws.  Certain provisions of Delaware law and our certificate of incorporation and by-laws, which are summarized below, may discourage or make more difficult a takeover attempt that a stockholder might consider in its best interest.  Such provisions may also adversely affect prevailing market prices for our common stock.

Staggered Board of Directors

Our certificate of incorporation provides that our board of directors is divided into three classes, each elected for a three-year term.  This provision could discourage a takeover attempt because at no time is a majority of the board of directors standing for re-election.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our by-laws contain advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors.  These procedures provide that notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by our secretary no later than 90 days nor more than 120 days before the first anniversary date of our proxy statement in connection with our last annual meeting of stockholders.  The notice of stockholder nominations must set forth certain information about each nominee who is not an incumbent director.

Limitation of Liability of Directors

Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, stock purchases or redemptions or for any transaction from which the director or officer derived an improper personal benefit.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prevents an “interested stockholder”, defined in Section 203, generally, as a person owning 15% or more of a corporation’s outstanding voting stock, from engaging in a “business combination” with us for three years following the date such person became an interested stockholder unless:

•
before such person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
following the transaction in which such person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of our outstanding voting stock not owned by the interested stockholder.

The statute contains provisions enabling a corporation to avoid the statute’s restrictions.  We have not sought to “elect out” of the statute, and therefore, the restrictions imposed by this statute will apply to us.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.  The prospectus supplement relating to any offering of securities will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.  Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered hereby.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms.  Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these contracts.  The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of or the trading market for any such securities.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the validity of the securities of the Company will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule at December 31, 2008 and 2007 and for the two years in the period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

J.H. Cohn LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule as of December 31, 2006 included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in this prospectus.  Our financial statements and schedule as of December 31, 2006 are incorporated by reference in reliance on J.H. Cohn LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.*

Securities and Exchange Commission Registration Fee	$3,348
Cost of Printing	80,000
Independent Accountants Fees and Expenses	120,000
Legal Services and Expenses (including Blue Sky fees and expenses)	175,000
Miscellaneous	25,000
Total	$403,348

*      Other than the Securities and Exchange Commission Registration Fee, all amounts set forth above are estimates.

ITEM 15.  Indemnification of Directors and Officers.

Reference is made to information provided under Item 6 of the Company’s Registration Statement on Form S-8 (SEC File No. 333-157711), filed with the SEC on March 5, 2009, which information is incorporated herein by reference.

ITEM 16.  Exhibits.

1.1**	—	Form of Equity Underwriting Agreement.

3.1*	—
Amended and Restated Certificate of Incorporation of the Company, together with all amendments thereto.  Filed as an exhibit to the Company’s Registration Statement on Form S-3 (Registration No. 333-75040), and incorporated herein by reference.

3.2*	—	Amended and Restated By-laws of the Company. Filed as an exhibit to the Company’s current report on Form 8-K dated January 22, 2008, and incorporated herein by reference.

4.3*	—	Form of Common Stock Certificate. Filed as an exhibit to the Company’s Registration Statement on Form S-1 (Registration No. 33-89928), and incorporated herein by reference.

4.6*	—
Rights Agreement dated as of December 17, 1998, between the Company and Mellon Investor Services LLC (formerly known as Chase Mellon Shareholder Services L.L.C.) (the current rights agent) (incorporated herein by reference to Form 8-K filed December 17, 1998).

4.7*	—
Amendment No. 1 dated as of November 20, 2000 to the Rights Agreement dated as of December 17, 1998 between the Company and Chase Mellon Investor Services LLC (formerly known as Chase Mellon Shareholder Services L.L.C.) (the current rights agent) (incorporated herein by reference to Form 8-K filed December 4, 2000).

4.8*	—
Amendment No. 2 dated as of October 2, 2008, to the Rights Agreement, dated as of December 17, 1998, as amended as of November 30, 2000, between the Company and Mellon Investor Services LLC (formerly known as Chase Mellon Shareholder Services, L.L.C.) (the current rights agent) (incorporated herein by reference to Form 8-A filed on October 2, 2008).

5.1	—	Opinion of Cahill Gordon & Reindel LLP.

23.1	—	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP.

23.2	—	Consent of Independent Registered Public Accounting Firm — J.H. Cohn LLP.

23.3	—	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.1).

24.1	—	Power of Attorney (see page II-5).

___________________________

*	Incorporated herein by reference as indicated.

**	To be filed either by amendment or as an exhibit to an Exchange Act report of the registrant and incorporated herein by reference.

ITEM 17.  Undertakings.

a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b)           The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

c)           The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

d)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

e)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

f)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ANADIGICS, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Warren, State of New Jersey, on the 1st day of July, 2009.

ANADIGICS, INC.

By:  /s/ Thomas C. Shields
Name:  Thomas Shields
Title:  Executive Vice President and Chief Financial Officer

II-5

ANADIGICS, INC.

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Mario A. Rivas and Thomas C. Shields, or either of them, as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments as well as any new registration statement pursuant to Rule 462(b) of the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of July, 2009.

Signature                                                              Title

/s/ Mario A. Rivas
Mario A. Rivas	President, Chief Executive Officer and Director

/s/ Thomas C. Shields
Thomas C. Shields	Executive Vice President and Chief Financial Officer

/s/ Gilles Delfassy
Gilles Delfassy	Chairman of the Board and Director

/s/ Paul Bachow
Paul Bachow	Director

/s/ David Fellows
David Fellows	Director

/s/ Harry Rein
Harry Rein	Director

/s/ Ronald Rosenzweig
Ronald Rosenzweig	Director

/s/ Lewis Solomon
Lewis Solomon	Director

INDEX TO EXHIBITS

1.1**	—	Form of Equity Underwriting Agreement.

3.1*	—
Amended and Restated Certificate of Incorporation of the Company, together with all amendments thereto.  Filed as an exhibit to the Company’s Registration Statement on Form S-3 (Registration No. 333-75040), and incorporated herein by reference.

3.2*	—	Amended and Restated By-laws of the Company. Filed as an exhibit to the Company’s current report on Form 8-K dated January 22, 2008, and incorporated herein by reference.

4.3*	—	Form of Common Stock Certificate. Filed as an exhibit to the Company’s Registration Statement on Form S-1 (Registration No. 33-89928), and incorporated herein by reference.

4.6*	—
Rights Agreement dated as of December 17, 1998, between the Company and Mellon Investor Services LLC (formerly known as Chase Mellon Shareholder Services L.L.C.) (the current rights agent) (incorporated herein by reference to Form 8-K filed December 17, 1998).

4.7*	—
Amendment No. 1 dated as of November 20, 2000 to the Rights Agreement dated as of December 17, 1998 between the Company and Chase Mellon Investor Services LLC (formerly known as Chase Mellon Shareholder Services L.L.C.) (the current rights agent) (incorporated herein by reference to Form 8-K filed December 4, 2000).

4.8*	—
Amendment No. 2 dated as of October 2, 2008, to the Rights Agreement, dated as of December 17, 1998, as amended as of November 30, 2000, between the Company and Mellon Investor Services LLC (formerly known as Chase Mellon Shareholder Services, L.L.C.) (the current rights agent) (incorporated herein by reference to Form 8-A filed on October 2, 2008).

5.1	—	Opinion of Cahill Gordon & Reindel LLP

23.1	—	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP

23.2	—	Consent of Independent Registered Public Accounting Firm — J.H. Cohn LLP

23.3	—	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.1)

24.1	—	Power of Attorney (see page II-5)

_________________________

*	Incorporated herein by reference as indicated.

**	To be filed either by amendment or as an exhibit to an Exchange Act report of the registrant and incorporated herein by reference.